Exhibit (a)(5)(AC)

All Company Email

Novartis Acquisition – Publication Offer Document/Reasoned Statement

This email will be sent by Jean-Paul Kress, M.D., (MorphoSys’ CEO) to all MorphoSys employees. The email also includes links to Novartis’ press release (exhibit (a)(5)(A) to the Schedule TO filed by Novartis with the SEC on April 11), MorphoSys’ press release (exhibit (a)(5)(X) to the Schedule 14D-9 filed by MorphoSys with the SEC on April 11), and MorphoSys’ intranet site (update filed as exhibit (a)(5)(AD) to the Schedule 14D-9 filed by MorphoSys with the SEC on April 11).

Subject: Novartis Acquisition Process Update: MorphoSys Shareholder Acceptance Period Begins (April 11 – May 13)

Dear Colleagues,

Today, Novartis published its offer document of the proposed acquisition of MorphoSys. This document was reviewed and approved by the BaFin (German Federal Financial Supervisory Authority) and outlines the offer in detail to help our shareholders decide whether they should tender their shares. Now that the offer document is available, the acceptance period for MorphoSys shareholders to tender their shares has begun and will end on May 13, 2024.

Our Management Board and Supervisory Board thoroughly reviewed the offer document and unanimously concluded that the Novartis offer is in the best interest of our shareholders, our employees and cancer patients. As such, our Supervisory Board and Lucy and I, as members of our Management Board, published our reasoned statement recommending our shareholders accept the offer and asking them to tender their shares.

For all colleagues who personally own shares in MorphoSys, we strongly recommend you educate yourself on the Novartis offer and the process for tendering your shares. The Novartis offer document, the MorphoSys reasoned statement and directions for how you can tender shares are available on our intranet here. Please note, if you are a participant in a MorphoSys Long-Term Incentive (LTI) plan, there is no action required for you during this acceptance period.

Closing conditions for the acquisition include a minimum acceptance threshold of 65% of MorphoSys’ share capital. We, along with Novartis, are fully committed to making this acquisition a reality. With a comprehensive strategy in place, we are confident that we will reach this threshold. If you receive any media, investor or financial analyst inquiries, please refer them to Thomas Biegi, Julia Neugebauer and Eamonn Nolan.

We continue to expect the closing of the proposed acquisition to take place in the first half of 2024. As the closing process continues, I ask all of you to stay focused on our 2024 goals – progressing our important work for cancer patients forward.

Thank you for your ongoing support and your trust.

Best,

Jean-Paul

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of MorphoSys AG (the “Company”). Following approval by the German Federal Financial Supervisory Authority (the “BaFin”), Novartis BidCo AG (formerly known as Novartis data42 AG) (the “Bidder”) has published an offer document containing the final terms and further provisions regarding the offer to purchase all outstanding Company no-par value bearer shares, including all no-par value bearer shares represented by American Depositary Shares, at an offer price of € 68.00 per share in cash (the “Takeover Offer”). The Bidder and Novartis AG have also filed with the U.S. Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing the offer document, the means to tender and other related documents (together, the “Takeover Offer Documents”). The Takeover Offer is being made solely pursuant to the Takeover Offer Documents, which contain the full terms and conditions of the Takeover Offer. The Company’s management board and supervisory board have issued a joint reasoned statement in accordance with sec. 27 of the German Securities Acquisition and Takeover Act and the Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC (together with the joint reasoned statement, the “Recommendation Statements”). THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TAKEOVER OFFER DOCUMENTS AND THE RECOMMENDATION STATEMENTS, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TAKEOVER OFFER. The Tender Offer Statement on Schedule TO and the Solicitation/Recommendation Statement on Schedule 14D-9 are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting the Bidder or the Company. Free copies of these materials and certain other offering documents are available on the Company’s website in English at morphosys.com/en/investors/Novartis-TakeoverOffer and in German at morphosys.com/de/investoren/Novartis-TakeoverOffer, by mail to MorphoSys AG, Semmelweisstrasse 7, 82152 Planegg, Germany or by phone at +49 89 8992 7179.

In addition to the Takeover Offer Documents and the Recommendation Statements, the Company files other information with the SEC. The Company’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov and are also available free of charge under the “SEC Filings” section of the Company’s website at www.morphosys.com/en/investors.

In order to reconcile certain areas where German law and U.S. law conflict, Novartis AG and the Bidder obtained no action and exemptive relief from the SEC to conduct the Takeover Offer in the manner described in the Takeover Offer Documents.

Acceptance of the Takeover Offer by stockholders residing outside Germany and the United States of America may be subject to further legal requirements. With respect to the acceptance of the Takeover Offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction.

Forward Looking Statements

This communication contains certain forward-looking statements concerning the Company, the Bidder and the Takeover Offer that involve substantial risks and uncertainties. Forward-looking statements include any statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “goal,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this communication, the Company’s forward-looking statements include statements about the parties’ ability to satisfy the conditions to the consummation of the Takeover Offer; statements about the expected timetable for the consummation of the Takeover Offer; the Company’s plans, objectives, expectations and intentions; and the financial condition, results of operations and business of the Company and Novartis AG.

The forward-looking statements contained in this communication represent the judgment of the Company as of the date of this communication and involve known and unknown risks and uncertainties, which might cause the actual results, financial condition and liquidity, performance or achievements of the Company, or industry results, to be materially different from any historic or future results, financial conditions and liquidity, performance or achievements expressed or implied by such forward-looking statements. In addition, even if the Company’s results, performance, financial condition and liquidity, and the development of the industry in which it operates are consistent with such forward-looking statements, they may not be predictive of results or developments in future periods. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: uncertainties as to how many of the Company’s stockholders will tender their stock in the Takeover Offer; the possibility that competing offers will be made; the possibility that various conditions for the Takeover Offer may not be satisfied or waived; the effects of the Takeover Offer on relationships with employees, other business partners or governmental entities; that the Bidder and Novartis AG may not realize the potential benefits of the Takeover Offer; transaction costs associated with the Takeover Offer; that the Company’s expectations may be incorrect; the inherent uncertainties associated with competitive developments, clinical trial and product development activities and regulatory approval requirements; the Company’s reliance on collaborations with third parties; estimating the commercial potential of the Company’s development programs; and other risks indicated in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 20-F, as well as the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company and the Tender Offer Statement on Schedule TO and related Takeover Offer Documents filed by the Bidder and Novartis AG. Given these uncertainties, the reader is advised not to place any undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of publication of this communication. The Company and the Bidder expressly disclaim any obligation to update any such forward-looking statements in this communication to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements, unless specifically required by law or regulation.